EXHIBIT 99.1

SPS Commerce Reports Fourth Quarter and Full Year 2010 Financial Results

Company Delivers 40th Consecutive Quarter of Revenue Growth and 22% Recurring Revenue Growth Over 2009

MINNEAPOLIS, Feb. 9, 2011 (GLOBE NEWSWIRE) -- SPS Commerce (Nasdaq:SPSC), a leading provider of on-demand supply chain management solutions, today announced financial results for the fourth quarter and year ended December 31, 2010.

Revenue was $11.9 million in the fourth quarter of 2010, compared to $10.0 million in the fourth quarter of 2009, reflecting 19% growth in revenue from the fourth quarter 2009. Recurring revenue grew 22% from the fourth quarter of 2009.

Net income in the fourth quarter of 2010 was $441,000 or $0.04 per diluted share, compared to net income of $213,000, or $0.02 per diluted share, in the fourth quarter of 2009. Non-GAAP net income per diluted share was $0.06, compared to non-GAAP net income per diluted share of $0.03 in the fourth quarter of 2009. Adjusted EBITDA for the fourth quarter of 2010 was $1.1 million, compared to $706,000 for the fourth quarter of 2009.

"We're pleased to complete our first year as a public company with another solid quarter driven by continued execution and recurring revenue growth," said Archie Black, President and CEO of SPS Commerce. "We continue to foster deeper relationships among our customers and their trading partners, as well as build new relationships internationally through our viral platform. We have a proven value proposition to the SMB market, and we are focused on driving higher revenue streams across our products for 2011."

Revenue for the full year ended December 31, 2010 was $44.6 million compared to $37.7 million for the full year ended December 31, 2009, reflecting 18% growth in revenue. Recurring revenue grew 22% from the year ended December 31, 2009.

Net income for the twelve months ended December 31, 2010 was $2.9 million or $0.25 per diluted share, compared to net income of $1.2 million, or $0.13 per diluted share, for the comparable period in 2009. Non-GAAP net income per diluted share for the twelve months ended December 31, 2010 was $0.31, compared to non-GAAP net income per diluted share of $0.17 for the comparable period in 2009. Adjusted EBITDA for the full year ended December 31, 2010 was $5.2 million, compared to $3.2 million for the full year ended December 31, 2009.

"The fourth quarter marked a full decade of sequential revenue growth, a remarkable show of success driven by execution. We're pleased to report 22% recurring revenue growth over 2009 while delivering solid results to the bottom line," said Kim Nelson, Chief Financial Officer of SPS Commerce.

Guidance

For the first quarter of 2011, revenue is expected to be in the range of $12.1 to $12.3 million, representing growth of 18% to 20% compared to the first quarter of 2010. First quarter net income per diluted share is expected to be in the range of $0.03 to $0.04. Non-GAAP net income per diluted share is expected to be in the range of $0.05 to $0.06. Adjusted EBITDA is expected to be in the range of $1.1 to $1.2 million. Non-cash, share based compensation expense is expected to be approximately $325,000.

For the full year of 2011, revenue is expected to be in the range of $51.9 to $52.7 million, representing growth of 16% to 18% compared to the full year of 2010. Full year net income per diluted share is expected to be in the range of $0.16 to $0.20. Non-GAAP net income per diluted share is expected to be in the range of $0.29 to $0.33. Adjusted EBITDA is expected to be in the range of $5.6 to $6.1 million. Non-cash, share based compensation expense is expected to be approximately $1.8 million.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, at least five minutes prior to the 3:30p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events & Presentations menu. An audio replay will be available between 6:30 p.m. CT February 9, 2011 and 10:59 p.m. CT February 23, 2011 by calling (800) 642-1687 or (706) 645-9291, with Conference ID 34275968. The replay will also be available on the Company's website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is a leading provider of on-demand supply chain management solutions, providing integration, collaboration, connectivity, visibility and data analytics to thousands of customers worldwide. We deliver our solutions over the Internet using a Software-as-a-Service model to improve the way suppliers, retailers, distributors and other customers manage and fulfill orders. Our SPSCommerce.net platform features pre-built integrations used by current and new customers alike, spanning 3,000 order management models across 1,500 retailers, grocers and distributors, as well as integrations to over 100 accounting, warehouse management, enterprise resource planning, and packing and shipping applications. More than 38,000 customers across more than 40 countries have used SPSCommerce.net, making it one of the largest trading partner integration centers. SPS Commerce has 40 consecutive quarters of increased revenues and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com. SPS Commerce is a registered trademark of SPS Commerce, Inc.  SPSCommerce.net and the SPS Commerce logo are the property of SPS Commerce, Inc.

The SPS Commerce logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7184

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

EBITDA consists of net income plus depreciation and amortization, interest expense, interest income and income tax (benefit) expense. Adjusted EBITDA consists of EBITDA plus non-cash, share-based compensation expense. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP net income per share consists of net income plus non-cash, share-based compensation expense and amortization expense related to intangible assets divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP net income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are includes in this press release. The following tables provide reconciliations of net income to Adjusted EBITDA and non-GAAP net income per share:

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income	$ 441	$ 213	$ 2,884	$ 1,162
Depreciation and amortization	385	366	1,533	1,455
Interest expense	8	45	74	270
Interest income	(54)	--	(158)	--
Income tax (benefit) expense	(4)	31	92	91

EBITDA	776	655	4,425	2,978
Non-cash, stock-based compensation expense	292	51	750	228

Adjusted EBITDA	$ 1,068	$ 706	$ 5,175	$ 3,206

Net income	$ 441	$ 213	$ 2,884	$ 1,162
Non-cash, stock-based compensation expense	292	51	750	228
Amortization of intangible assets	--	--	--	155

Non-GAAP net income	$ 733	$ 264	$ 3,634	$ 1,545

Shares used to compute non-GAAP net income per share
Basic	11,727	329	8,036	329
Diluted	12,552	9,428	11,596	9,268

Non-GAAP net income per share
Basic	$ 0.06	$ 0.80	$ 0.45	$ 4.70
Diluted	$ 0.06	$ 0.03	$ 0.31	$ 0.17

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce, divisions and concepts to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, the final prospectus relating to a public offering filed with the Securities and Exchange Commission on December 3, 2010, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

SPS-F

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	December 31,
	2010	2009

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 40,473	$ 5,931
Accounts receivable, less allowance for doubtful accounts of $209 and $226	5,574	4,766
Deferred costs, current	4,720	4,126
Prepaid expenses and other current assets	874	1,440
Total current assets	51,641	16,263
PROPERTY AND EQUIPMENT, net	2,760	2,520
GOODWILL	1,166	1,166
INTANGIBLE ASSETS, net	290	290
OTHER ASSETS
Deferred costs, net of current portion	1,943	1,617
Other non-current assets	80	63
	$ 57,880	$ 21,919

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT )

CURRENT LIABILITIES
Current portion of long-term debt	$ 122	$ 837
Line of credit	--	1,500
Accounts payable	998	1,345
Accrued compensation and benefits	3,577	3,005
Accrued expenses and other current liabilities	807	1,196
Current portion of deferred revenue	3,585	3,407
Total current liabilities	9,089	11,290
LONG-TERM DEBT, less current portion	--	355
OTHER LIABILITIES
Deferred revenue, less current portion	5,002	4,025
Other non-current liabilities	281	937
Total liabilities	14,372	16,607

REDEEMABLE CONVERTIBLE PREFERRED STOCK
Series A redeemable convertible preferred stock, $0.001 par value, 0 and 1,182,217 shares authorized; 0 and 1,154,151 shares issued and outstanding; aggregate liquidation preference of $0 and $10,000, respectively	--	37,676
Series B redeemable convertible preferred stock, $0.001 par value, 0 and 6,274,329 shares authorized; 0 and 5,688,116 shares issued and outstanding; aggregate liquidation preference of $0 and $21,112, respectively	--	20,658
Series C redeemable convertible preferred stock, $0.001 par value, 0 and 1,602,000 shares authorized; 0 and 1,251,559 shares issued and outstanding; aggregate liquidation preference of $0 and $7,500, respectively	--	7,444
Total redeemable convertible preferred stock	--	65,778

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value; 5,000,000 and 0 shares authorized; 0 shares issued and outstanding	--	--
Common stock, $0.001 par value; 55,000,000 and 13,442,303 shares authorized; 11,849,572 and 327,113 shares issued and outstanding, respectively	12	--
Additional paid-in capital	106,264	5,186
Accumulated deficit	(62,768)	(65,652)
Total stockholders' equity (deficit)	43,508	(60,466)
	$ 57,880	$ 21,919
SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues	$ 11,919	$ 9,981	$ 44,597	$ 37,746
Cost of revenues	3,333	2,973	12,626	11,715
Gross profit	8,586	7,008	31,971	26,031
Operating expenses
Sales and marketing	4,833	3,501	16,601	13,506
Research and development	1,131	1,079	4,349	4,305
General and administrative	2,180	1,668	7,985	6,339
Total operating expenses	8,144	6,248	28,935	24,150
Income from operations	442	760	3,036	1,881
Other income (expense)
Interest expense	(8)	(45)	(74)	(270)
Interest income	54	--	158	--
Other income (expense)	(51)	(471)	(144)	(358)
Total other expense	(5)	(516)	(60)	(628)
Income tax benefit (expense)	4	(31)	(92)	(91)
Net income	$ 441	$ 213	$ 2,884	$ 1,162

Net income per share
Basic	$ 0.04	$ 0.65	$ 0.36	$ 3.53
Diluted	$ 0.04	$ 0.02	$ 0.25	$ 0.13

Weighted average common shares used to compute net income per share
Basic	11,727	329	8,036	329
Diluted	12,552	9,428	11,596	9,268
SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Year Ended
	December 31,
	2010	2009

Cash flows from operating activities
Net income	$ 2,884	$ 1,162
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	1,533	1,445
Provision for doubtful accounts	274	439
Stock-based compensation	750	228
Change in carrying value of preferred stock warrants	27	381
Other	1	10
Changes in assets and liabilities
Accounts receivable	(1,081)	(641)
Prepaid expenses and other current assets	567	(655)
Other assets	(17)	(6)
Deferred costs	(919)	(98)
Accounts payable	(347)	541
Deferred revenue	1,155	844
Accrued compensation and benefits	572	1,121
Accrued expenses and other current liabilities	(480)	387
Net cash provided by operating activities	4,919	5,158
Cash flows from investing activities
Purchases of property and equipment	(1,772)	(1,000)
Net cash used in investing activities	(1,772)	(1,000)
Cash flows from financing activities
Borrowings on line of credit	4,450	16,325
Payments on line of credit	(5,950)	(16,125)
Payments on equipment loans	(732)	(730)
Payments on term loan	--	(679)
Payments of capital lease obligations	(338)	(534)
Net proceeds from initial public offering	32,902	--
Net proceeds from secondary stock offering	1,020	--
Net proceeds from exercise of options to purchase common stock	43	2
Purchase of preferred and common stock	--	(201)
Net cash provided by (used in) financing activities	31,395	(1,942)
Net increase in cash and cash equivalents	34,542	2,216
Cash and cash equivalents at beginning of period	5,931	3,715
Cash and cash equivalents at end of period	$ 40,473	$ 5,931

CONTACT: Investor Relations:
         The Blueshirt Group
         415-217-7722
         Todd Friedman, todd@blueshirtgroup.com
         Stacie Bosinoff, stacie@blueshirtgroup.com

         Media:
         Kay Rindels
         SPS Commerce
         866-245-8100
         krindels@spscommerce.com

         Kim Baker
         PAN Communications
         978-474-1900
         spscommerce@pancomm.com